SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BKF CAPITAL PARTNERS

                    GAMCO INVESTORS, INC.
                                 5/08/01           24,000            26.4194
                                 5/07/01            1,000            27.0000
                                 5/04/01              500            26.8500
                                 5/04/01            1,000            27.1250
                                 5/03/01            2,000            24.5475
                                 4/30/01              100            22.5000
                                 4/27/01            1,000            22.2250
                                 4/26/01            1,000            22.0000
                                 4/19/01            1,000            22.2550
                                 4/12/01            1,500            22.0000
                                 4/06/01              100            21.0500
                                 3/16/01            1,000            22.0000
                                 3/13/01              500            21.9880
                                 3/12/01              700            22.0929
                                 3/09/01              300            22.0500
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 5/04/01              100            26.2500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.